AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 11, 2019

Registration No. 333-162636

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Black Creek Diversified Property Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation or organization)

30-0309068
(I.R.S. Employer Identification Number)

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

(303) 228-2200

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Dwight L. Merriman III
Managing Director, Chief Executive Officer
Black Creek Diversified Property Fund Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

(303) 228-2200

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Christopher R. Stambaugh, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to the public:  From time to time after effectiveness of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following  box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,”  “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (Registration No. 333-162636) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SHARES OF COMMON STOCK

In accordance with the undertaking of Black Creek Diversified Property Fund Inc. (the “Company”) set forth in its registration statement on Form S-3 (File No. 333-162636) initially filed and effective October 23, 2009 (as amended from time to time, the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 3 to the Registration Statement to deregister $2,579,957 of shares of its common stock that remain unsold under the Registration Statement. Pursuant to this Registration Statement, the Company registered up to $237,500,000 of shares of common stock under its distribution reinvestment plan. The Company ceased offering shares of common stock registered under this Registration Statement on April 2, 2019 and accepted aggregate gross offering proceeds of approximately $234,920,043. By filing this Post-Effective Amendment No. 3 to the Registration Statement, the Company hereby terminates the offering of shares on this Registration Statement and deregisters $2,579,957 of shares of its common stock that remain unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 11, 2019.

BLACK CREEK DIVERSIFIED PROPERTY FUND INC.

By:	/s/ Dwight L. Merriman III

Dwight L. Merriman III, Managing Director, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Form S-3 registration statement has been signed by the following persons in the following capacities on April 11, 2019.

Signature	Title

/S/ RICHARD D. KINCAID	Chairman of the Board and Director
Richard D. Kincaid

/S/ JAMES R. MULVIHILL	Director
James R. Mulvihill

/S/ CHARLES B. DUKE	Director
Charles B. Duke

/S/ DANIEL J. SULLIVAN	Director
Daniel J. Sullivan

/S/ JOHN P. WOODBERRY	Director
John P. Woodberry

/S/ DWIGHT L. MERRIMAN III	Managing Director, Chief Executive Officer (principal executive officer)
Dwight L. Merriman III

/s/ LAINIE P. MINNICK	Managing Director, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)
Lainie P. Minnick

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